Exhibit 99.1

AMERICAN WATER STAR ENGAGES NEW ACCOUNTANTS AND COUNSEL

LAS VEGAS — (BUSINESS WIRE) — October 6, 2003—American Water Star, Inc. (OTCBB:  AMWS – News) announced today that it has engaged Kelly & Company of Costa Mesa, California, as its independent accountants and auditors and that it has retained Bryan Cave LLP as its legal counsel.

Roger Mohlman, American Water Star’s Chief Executive Officer stated, “As we enter the next phase in the development and growth of our business, we are pleased that we have engaged auditors and counsel of this caliber.  We look forward to working with them as we continue to grow our markets and our business and for their assistance with our reporting responsibilities as an emerging public company.”

About American Water Star, Inc.

American Water Star, Inc. (“AMWS”) is a publicly traded company, and is engaged in the beverage bottling industry.  Its product brands are both licensed and developed in-house, and bottled in strategic locations throughout the United States.  AMWS’ beverage products are sold by the truckload, principally to distributors, who sell to retail stores, corner grocery stores, convenience stores, schools and other outlets.

At AMWS, we believe our great tasting, new zero-sugar, zero-calorie flavored water beverages have positioned us to capture a large share of the market for healthy flavored waters.  Our products include Hawaiian Tropic – our latest product featuring a sugar-free, no carbonation, caffeine-free, sodium-free tropical drink.  Hawaiian Tropic flavors include Strawberry Kiwi, Kiwi-Lemon Lime, Orange Guava and Pineapple Grapefruit.  For grade-school age children, we are introducing Power Punch – our new non-sugared, zero-calorie, zero-carbohydrates, zero-sodium, vitamin- and mineral-enriched, fruit-flavored beverage brand.  Our other premium beverages include Geyser Fruit Beverages – our line of eight different fruit-flavored waters; Geyser Fruta – our Latin line of four different fruit-flavored waters; and Cool Luc – our licensed, underground extreme energy drinks targeted to the hip, adult market.

About Kelly & Company

Kelly & Company is an accounting firm founded 25 years ago that has clients located throughout the United States.  The firm is a member of the Securities and Exchange Commission Practice Section of the American Institute of Certified Public Accountants and has made its application to the Public Companies Accounting Oversight Board.

About Bryan Cave LLP

Bryan Cave LLP is a leading international law firm that was founded 130 years ago.  The firm ranks among the 35 largest law firms in the world.  Its 825 attorneys practice in a wide range of disciplines in the firm’s nine US offices that are located in the Southwest, Midwest, and East Coast, and its seven overseas offices that are located in London, the Middle East, and Asia.

Forward-looking Statements

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Statements herein express management’s beliefs and expectations regarding future performance and are forward-looking and involve a number of known and unknown risks and uncertainties that may cause the company's actual results or outcomes to be materially different from those anticipated and discussed herein.  These include, but are not limited to, the ability to negotiate outstanding prior debts of acquired companies; properly identify acquisition partners; adequately perform due diligence; manage and integrate acquired businesses; raise working capital and secure other financing; respond to competition and rapidly changing technology; deal with market and stock price fluctuations; and other risks.  Additional discussion of these and other factors affecting the company's business and prospects is contained in the company's periodic filings with the Securities and Exchange Commission.  Actual results may differ materially from management’s expectations.

Contact:

American Water Star, Inc., Las Vegas

Donald Hejmanowski, 702-740-7036

or

Redwood Consultants, LLC

Jens Dalsgaard, 415-884-0348